EXHIBIT 99.1

LHC Group Second Quarter Earnings Per Diluted Share Increase 16.7% to $0.63 on 15.1% Growth in Revenue to $260.2 Million

Company Raises Fiscal Year 2017 Guidance for Fully Diluted Earnings Per Share to a Range of $2.30 to $2.40 and Net Service Revenue to a Range of $1.030 Billion to $1.045 Billion

LAFAYETTE, La., Aug. 02, 2017 (GLOBE NEWSWIRE) -- LHC Group, Inc. (NASDAQ:LHCG) today announced its financial results for the three months and six months ended June 30, 2017.

Financial Results for the Second Quarter of 2017 Compared with the Second Quarter of 2016

  Net service revenue increased 15.1% to $260.2 million for the second quarter of 2017 compared with $226.0 million for the second quarter of 2016.
  Net income attributable to LHC Group’s common stockholders was $11.3 million, up 19.4% from $9.5 million for the second quarter of 2016, while earnings per diluted share attributable to LHC Group’s common stockholders increased 16.7% to $0.63 per diluted share from $0.54.
  Total comparable-quarter growth in admissions for all service lines was 22.4%
  Total comparable-quarter organic growth in home health admissions was 10.4%.
  Total comparable-quarter organic growth in hospice admissions 4.6%.

Commenting on the announcement, Keith G. Myers, LHC Group’s chairman and CEO, said, “LHG Group continued to produce strong financial growth during the second quarter, which is reflected in the 22.4% growth in total admissions for all service lines for the quarter.  A significant portion of this growth was again generated organically, much of which was driven by the 10.4% growth in organic home health admissions, which is our fourth consecutive quarter above 10%, complemented by 4.6% growth in organic hospice admissions. The steady, long-term trend of increasing acuity in our organic admissions continued in the second quarter of 2017, contributing to an increase in organic net home health revenues of 11.9% for the quarter.

“Our revenue growth is also attributable to the continued success of our acquisition strategy.  In the trailing 12 months ended June 30, 2017, we acquired 55 home health, hospice or community-based locations and began to manage 10 additional locations.  The joint venture we entered with LifePoint Health on January 1, 2017, accounts for 31 of the acquired locations and the 10 managed locations, which we are scheduled to convert from management to part of our joint venture in September.

“Earlier this week, we announced the signing of a definitive agreement for another significant new joint venture with CHRISTUS Health, which we are working to complete by the end of the third quarter, subject to customary closing conditions.  This new agreement reflects the increasing interest we are seeing from hospitals and health systems in partnering with us for additional post-acute services beyond our core home health, hospice and community-based care services outside the hospital. Through this partnership with CHRISTUS Health, we will acquire and operate 21 service locations, including seven home health agencies, five hospice programs, two community-based home care services, one inpatient hospice unit, and six long-term acute-care hospitals (LTACH). When completed, we expect this joint venture – which will be our 75th hospital or health system joint venture – to generate approximately $80 million in annualized revenue and will not materially affect our 2017 diluted earnings per share. Including the CHRISTUS Health joint venture, we have announced agreements to acquire $106.8 million of annual revenue so far in 2017, which already surpasses any previous year.

“Looking forward, we expect the favorable market dynamics driving both our increased admissions and acquisition strategy to continue. The ongoing transition to value-based healthcare is highlighting our ability to provide high quality care for post-acute patients in less medically intensive and expensive venues. We are carefully studying the CMS’ proposed Home Health Groupings Model (HHGM). While it is too early to predict, with any precision or certainty, the effect of the proposed rule, if finalized, we note that certain aspects of the proposed model align with our current business model and strategic focus, namely how our joint venture strategy relates to HHGM’s positive view of admissions from institutional settings.

“We would like to also highlight our competitive differentiation as the leading high quality home health provider, based on the latest CMS Star ratings confirming that we have provided the highest quality and best patient satisfaction in the home health industry for the last five consecutive quarters, as well as our position as the only national home health provider that is 100% accredited by the Joint Commission. Our high-quality care, combined with our scale, financial strength and unmatched history in successful long-term joint ventures with hospitals and health systems, supports our core strategy of being the partner of choice for hospitals and health system joint ventures for post-acute healthcare regardless as to any changes in the federal reimbursement methodology.”

Mr. Myers concluded, “I and our Board of Directors are very proud of the long-term validation provided by the CMS Star ratings that our healthcare professionals, and the people who support them, are providing the highest quality care and achieving the best patient satisfaction in our industry. We congratulate all our colleagues throughout LHC Group for their excellent work and thank them for the skill, commitment and passion required to remain at the top in a competitive industry.  We never forget the direct correlation between the quality of our team and the quality of the care we provide, or how each sustains the growth potential of LHC Group.”

FY 2017 Guidance

LHC Group today raised its fiscal year 2017 guidance for net service revenue to be in an expected range of $1.030 billion to $1.045 billion, from the previous range of $1.02 billion to $1.04 billion, and fully diluted earnings per share to be in an expected range of $2.30 to $2.40, from the previous range of $2.23 to $2.33.

The Company’s financial guidance does not take into account the recently announced definitive agreement with CHRISTUS Health, the impact of future reimbursement changes, if any, future acquisitions, if made, de novo locations, if opened, or future legal expenses, if necessary.

Conference Call

LHC Group will host a conference call on Thursday, August 3, 2017, at 11:00 a.m. Eastern time to discuss its second quarter 2017 results. The toll-free number to call for this interactive teleconference is (866) 393‑1608 (international callers should call (973) 890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, August 10, 2017, by dialing (855) 859‑2056 (international callers should call (404) 537-3406) and entering confirmation number 40221056. A live broadcast of LHC Group’s conference call will be available under the Investor Relations section of the Company’s website, www.LHCgroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.
LHC Group, Inc. is a national provider of non-acute healthcare services, providing quality, cost-effective healthcare to patients primarily within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of healthcare services through home health, hospice, community‑based services agencies and facility-based services. LHC Group operates 315 home health services locations, 87 hospice locations, 11 community-based service locations and six long-term acute care hospitals (LTACHs) with eight locations.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s future financial performance and the strength of the Company’s operations. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group’s relationships with referral sources, increased competition for LHC Group’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations and other risks set forth in Item 1A. Risk Factors in LHC Group’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES,
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share data)
(Unaudited)

	June 30, 2017	Dec. 31, 2016
ASSETS
Current assets:
Cash	$6,968	$3,264
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $26,020 and $29,036, respectively	130,948	124,803
Other receivables	6,749	5,115
Amounts due from governmental entities	830	942
Total receivables, net	138,527	130,860
Prepaid income taxes	3,296	─
Prepaid expenses	10,888	9,821
Other current assets	6,087	5,796
Total current assets	165,766	149,741
Property, building and equipment, net of accumulated depreciation of $39,111 and $35,226, respectively	43,885	43,251
Goodwill	345,179	307,317
Intangible assets, net of accumulated amortization of $12,143 and $10,968, respectively	114,966	102,006
Other assets	2,870	11,756
Total assets	$672,666	$614,071

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$38,513	$26,805
Salaries, wages, and benefits payable	37,259	34,265
Self-insurance reserve	13,627	10,691
Current portion of long-term debt	258	252
Amounts due to governmental entities	5,341	4,955
Income tax payable	─	3,499
Total current liabilities	94,998	80,467
Deferred income taxes	34,463	31,941
Revolving credit facility	84,000	87,000
Long-term debt, less current portion	409	544
Total liabilities	213,870	199,952
Noncontrolling interest – redeemable	13,420	12,567
Stockholders’ equity:
LHC Group, Inc. stockholders’ equity:
Common stock – $0.01 par value; 40,000,000 shares authorized; 22,617,280 and 22,429,041 shares issued in 2017 and 2016, respectively	226	224
Treasury stock – 4,884,497 and 4,828,679 shares at cost, respectively	(41,879)	(39,135)
Additional paid-in capital	123,456	119,748
Retained earnings	335,060	314,289
Total LHC Group, Inc. stockholders’ equity	416,863	395,126
Noncontrolling interest – non-redeemable	28,513	6,426
Total equity	445,376	401,552
Total liabilities and equity	$672,666	$614,071

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net service revenue	$260,210	$226,031	$506,828	$448,583
Cost of service revenue	161,158	137,128	315,528	272,729
Gross margin	99,052	88,903	191,300	175,854
Provision for bad debts	2,675	3,782	5,044	8,383
General and administrative expenses	73,550	68,261	145,409	134,297
Loss on disposal of assets	2	1,043	154	1,247
Operating income	22,825	15,817	40,693	31,927
Interest expense	(840)	(466)	(1,620)	(1,351)
Income before income taxes and noncontrolling interest	21,985	15,351	39,073	30,576
Income tax expense	7,792	3,596	12,965	8,938
Net income	14,193	11,755	26,108	21,638
Less net income attributable to noncontrolling interests	2,889	2,291	5,337	4,488
Net income attributable to LHC Group, Inc.’s common stockholders	$11,304	$9,464	$20,771	$17,150

Earnings per share attributable to LHC Group, Inc.’s common stockholders:
Basic	$0.64	$0.54	$1.17	$0.98
Diluted	$0.63	$0.54	$1.16	$0.97

Weighted average shares outstanding:
Basic	17,728,567	17,566,097	17,686,134	17,525,937
Diluted	17,964,387	17,685,147	17,911,723	17,649,620

LHC GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30,
	2017	2016
Operating activities:
Net income	$26,108	$21,638
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	6,348	5,911
Provision for bad debts	5,044	8,383
Stock-based compensation expense	3,077	2,236
Deferred income taxes	2,522	2,058
Loss on disposal of assets	154	1,247
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(6,970)	(19,758)
Prepaid expenses and other assets	(2,329)	(6,446)
Prepaid income taxes	(3,296)	(4,364)
Accounts payable and accrued expenses	15,119	21,867
Income taxes payable	(3,499)	─
Net amounts due to/from governmental entities	498	(1,900)
Net cash provided by operating activities	42,776	30,872

Investing activities:
Purchases of property, building and equipment	(5,341)	(13,712)
Cash paid for acquisitions, primarily goodwill and intangible assets	(22,704)	(11,515)
Advanced payments on acquisitions	(523)	─
Other	─	273
Net cash used in investing activities	(28,568)	(24,954)

Financing activities:
Proceeds from line of credit	19,000	35,000
Payments on line of credit	(22,000)	(23,000)
Proceeds from employee stock purchase plan	469	445
Payments on debt	(129)	(115)
Noncontrolling interest distributions	(5,167)	(4,338)
Excess tax benefits from vesting of stock awards	─	1,218
Withholding taxes paid on stock-based compensation	(2,744)	(1,703)
Purchase of additional controlling interest	(184)	─
Sale of noncontrolling interest	251	52
Proceeds from exercise of stock options	─	109
Net cash provided by (used in) financing activities	(10,504)	7,668
Change in cash	3,704	13,586
Cash at beginning of period	3,264	6,139
Cash at end of period	$6,968	$19,725

Supplemental disclosures of cash flow information:
Interest paid	$1,762	$1,489
Income taxes paid	$17,320	$10,635

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Amounts in thousands)
(Unaudited)

	Three Months Ended June 30, 2017
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$194,061	$38,513	$10,845	$16,791	$260,210
Cost of service revenue	117,606	24,473	7,986	11,093	161,158
Provision for bad debts	1,652	662	99	262	2,675
General and administrative expenses	55,267	10,742	2,261	5,280	73,550
Loss on disposal of assets	1	1	─	─	2
Operating income	19,535	2,635	499	156	22,825
Interest expense	(630)	(126)	(42)	(42)	(840)
Income before income taxes and noncontrolling interest	18,905	2,509	457	114	21,985
Income tax expense	6,757	849	180	6	7,792
Net income	12,148	1,660	277	108	14,193
Less net income attributable to noncontrolling interests	2,266	480	5	138	2,889
Net income (loss) attributable to LHC Group, Inc.’s common stockholders	$9,882	$1,180	$272	$(30)	$11,304
Total assets	$466,308	$138,519	$33,292	$34,547	$672,666

	Three Months Ended June 30, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$163,174	$33,905	$10,587	$18,365	$226,031
Cost of service revenue	97,590	20,966	7,829	10,743	137,128
Provision for bad debts	2,618	792	216	156	3,782
General and administrative expenses	51,182	9,425	2,215	5,439	68,261
Loss on disposal of assets	706	205	46	86	1,043
Operating income	11,078	2,517	281	1,941	15,817
Interest expense	(350)	(51)	(23)	(42)	(466)
Income before income taxes and noncontrolling interest	10,728	2,466	258	1,899	15,351
Income tax expense	2,043	789	102	662	3,596
Net income	8,685	1,677	156	1,237	11,755
Less net income (loss) attributable to noncontrolling interests	1,555	498	(14)	252	2,291
Net income attributable to LHC Group, Inc.’s common stockholders	$7,130	$1,179	$170	$985	$9,464
Total assets	$429,780	$118,353	$33,247	$38,265	$619,645

LHC GROUP, INC. AND SUBSIDIARIES
SEGMENT INFORMATION (Continued)
(Amounts in thousands)
(Unaudited)

	Six Months Ended June 30, 2017
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$376,202	$74,958	$21,661	$34,007	$506,828
Cost of service revenue	229,692	47,746	15,934	22,156	315,528
Provision for bad debts	3,135	1,159	374	376	5,044
General and administrative expenses	109,171	21,141	4,572	10,525	145,409
Loss on disposal of assets	19	8	—	127	154
Operating income	34,185	4,904	781	823	40,693
Interest expense	(1,215)	(243)	(81)	(81)	(1,620)
Income before income taxes and noncontrolling interest	32,970	4,661	700	742	39,073
Income tax expense	11,010	1,508	263	184	12,965
Net income	21,960	3,153	437	558	26,108
Less net income attributable to noncontrolling interests	4,294	766	13	264	5,337
Net income attributable to LHC Group, Inc.’s common stockholders	$17,666	$2,387	$424	$294	$20,771

	Six Months Ended June 30, 2016
	Home Health Services	Hospice Services	Community- Based Services	Facility- Based Services	Total
Net service revenue	$324,561	$64,729	$21,030	$38,263	$448,583
Cost of service revenue	194,302	40,593	15,556	22,278	272,729
Provision for bad debts	6,073	1,567	298	445	8,383
General and administrative expenses	100,655	18,296	4,294	11,052	134,297
Loss on disposal of assets	791	324	46	86	1,247
Operating income	22,740	3,949	836	4,402	31,927
Interest expense	(1,028)	(142)	(65)	(116)	(1,351)
Income before income taxes and noncontrolling interest	21,712	3,807	771	4,286	30,576
Income tax expense	5,893	1,209	330	1,506	8,938
Net income	15,819	2,598	441	2,780	21,638
Less net income (loss) attributable to noncontrolling interests	3,149	815	(57)	581	4,488
Net income attributable to LHC Group, Inc.’s common stockholders	$12,670	$1,783	$498	$2,199	$17,150

LHC GROUP, INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Key Data:
Home-Health Services:
Home Health
Locations	315	283	315	283
Acquired	12	2	23	5
De novo	0	0	0	1
Divested/Consolidated	2	3	3	6
Total new admissions	47,625	38,949	95,000	78,073
Medicare new admissions	29,868	25,817	59,825	51,953
Average daily census	43,396	38,357	42,615	38,262
Average Medicare daily census	29,743	28,046	29,474	28,143
Medicare completed and billed episodes	53,304	50,479	105,142	98,965
Average Medicare case mix for completed and billed Medicare episodes	1.10	1.06	1.08	1.04
Average reimbursement per completed and billed Medicare episodes	$2,818	$2,673	$2,780	$2,634
Total visits	1,399,195	1,149,895	2,726,906	2,276,729
Total Medicare visits	969,673	840,961	1,900,591	1,670,228
Average visits per completed and billed Medicare episodes		16.7		16.9
Organic growth:(1)
Net revenue	11.9%	4.6%	10.2%	6.4%
Net Medicare revenue	6.4%	4.2%	5.6%	4.8%
Total new admissions	10.4%	8.7%	11.0%	8.0%
Medicare new admissions	6.4%	6.4%	7.0%	4.9%
Average daily census	4.9%	2.2%	4.3%	2.5%
Average Medicare daily census	-0.1%	0.7%	-0.7%	1.2%
Medicare completed and billed episodes	-0.8%	3.7%	0.4%	2.9%

Community-Based Services:
Locations	11	11	11	11
Acquired	0	0	0	0
De novo	0	0	0	0
Divested/Consolidated	0	0	0	2
Average daily census	1,746	1,619	1,688	1,613
Billable hours	342,337	330,350	686,522	634,837
Revenue per billable hour	$31.68	$32.02	$31.55	$33.11

Hospice-Based Services:
Locations	87	62	87	62
Acquired	13	1	21	7
De novo	0	0	0	0
Divested/Consolidated	0	0	0	1
Admissions	3,227	2,523	6,279	4,986
Average daily census	3,031	2,615	2,927	2,520
Patient days	275,866	237,968	529,784	458,662
Average revenue per patient day	$140	$142	$141	$141

Facility-Based Services:
Long-term Acute Care
Locations	8	8	8	8
Patient days	13,075	13,929	26,807	29,466
Average revenue per patient day	$1,083	$1,239	$1085	$1,224

 (1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

Contact:

Eric Elliott
Senior Vice President of Finance
(337) 233-1307
eric.elliott@lhcgroup.com